UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/27/2005

Genaera Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-19651

DE	13-3445668
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

5110 Campus Drive, Plymouth Meeting, PA 19462
(Address of Principal Executive Offices, Including Zip Code)

610.941.4020
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On Wednesday, July 27, 2005, the Compensation Committee of the Board of Directors of Genaera Corporation ("the Company") approved (i) an increase in the base annual salary of the Company's President and Chief Operating Officer from $300,000 to $325,000 and (ii) and increase in the base annual salary of the Company's Executive Vice President, Chief Financial Officer and General Counsel from $250,000 to $270,000.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On Wednesday, July 27, 2005, the Compensation Committee of the Board of Directors of the Company appointed John L. Armstrong, Jr., the Company's Executive Vice President and Chief Operating Officer (COO), to serve as President and Chief Operating Officer of the Company.

John L. Armstrong, Jr., 61, has served as the Company's Executive Vice President and COO since July of 2004. Prior to that, he served as the Company's Executive Vice President since joining the Company in October 2003. He served as Chief Executive Officer of Mills Biopharmaceuticals, as subsidiary of UroCor, Inc., and as Vice President of Business Development at UroCor, Inc., from December 1999 to November 2001.

Additionally, Michael J. Gast, MD, PhD, stepped down from his position as the Company's Chief Medical Officer, effective July 31, 2005.

Item 8.01.    Other Events

On Wednesday, July 28, 2005, the Company issued a press release announcing the promotion of John L. Armstrong, Jr., the Company's Executive Vice President and COO, to President and COO. Genaera Corporation also announced that Michael J. Gast, MD, PhD, has stepped down from his position as the Company's Chief Medical Officer. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit
Number      Description
99.1    Press release of the Company dated July 28, 2005 - "Genaera Announces Senior Management Changes."

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Genaera Corporation

Date: July 28, 2005.	By:	/s/ John A. Skolas
John A. Skolas
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release of the Company dated July 28, 2005 - "Genaera Announces Senior Management Changes."